Exhibit 99.1

Jack in the Box Inc. Reports Third Quarter 2021 Earnings

Systemwide sales growth of +10.6%

Same store sales growth +10.2%

Net units down -1.1%

Diluted EPS up +26.1% to $1.79

Company provides updates to 2021 guidance measures

Company provides CapEx & Other Investments guidance range for 2022

SAN DIEGO--(BUSINESS WIRE)--August 4, 2021--Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the third quarter ended July 4, 2021, comprised of growth in systemwide sales, system same store sales and earnings per share.

"I am very pleased with our third quarter results, and proud of the continued momentum and execution from our franchisees and operators,” said Darin Harris, Jack in the Box Chief Executive Officer. “Comps on a two-year basis of +16.8%, coupled with solid earnings performance, are all part of creating the store-level profitability that will help us maximize our growth and expansion opportunities going forward.”

Systemwide sales increased 10.6% in the third quarter, comprised of positive results in same store sales and a slight decline in net unit growth. The company had a third quarter net store decline of 9 stores, comprised of 4 store openings and 13 closures – with 7 closings that include future offsetting locations, and the remainder related to agreement expirations. In the third quarter, there were development agreements signed for 60 future restaurants, bringing the year-to-date total to 64 future restaurants.

Company-operated same-store sales grew 9.0% in the third quarter, with evenly-balanced contribution from both transactions and average check. Franchise same-store sales grew 10.3%, with similar trends in both average check and transactions.

Same-store sales:

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Company	9.0%	4.1%	10.0%	1.2%
Franchise	10.3%	6.9%	14.5%	1.5%
System SSS	10.2%	6.6%	14.0%	1.5%

Restaurant Counts:

	2021			2020
	Company	Franchise	Total	Company	Franchise	Total
Store count at beginning of Q3	148	2,080	2,228	144	2,102	2,246
New	—	4	4	—	4	4
Closed	—	(13)	(13)	—	(6)	(6)
Store count at end of Q3	148	2,071	2,219	144	2,100	2,244
Q3 Net Unit Increase/(Decrease)	—	(9)	(9)	—	(2)	(2)
Q3 2021 vs. Q3 2020 Unit % Increase/(Decrease)	2.8%	(1.4)%	(1.1)%	5.1%	(0.2)%	0.1%

Third quarter diluted earnings per share was $1.79, up 26.1% over the prior year quarter. Total revenues increased 11.2% to $269.5 million, compared to $242.3 million in the comparable period ended July 5, 2020, driven by 10.2% growth in system same-store sales. Net earnings increased to $40.0 million for the third quarter of fiscal 2021, compared with $32.6 million for the third quarter of fiscal 2020. Adjusted EBITDA(1), a non-GAAP measure, was $79.0 million in the third quarter of fiscal 2021 compared with $72.9 million for the prior year quarter.

Restaurant-Level Margin(2), a non-GAAP measure, remained flat at 25.4% of company restaurant sales in the third quarter of fiscal 2021 from a year ago. Sales leverage was offset by an increase in food and packaging costs, wage inflation of 8%, higher incentive compensation as well as an increase in delivery fees and maintenance and repair costs. The increase in food and packaging costs were primarily driven by higher costs for ingredients, partially offset by favorable sales mix and menu price increases. Commodity costs increased in the quarter by approximately 5.7%, primarily due to increases in pork and beverages, partially offset by a decrease in beef.

Franchise-Level Margin(2), a non-GAAP measure, increased by $10.5 million in the third quarter, primarily driven by higher royalties and rental revenues as a result of higher franchise same-store sales.

(1) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation

The company repurchased 0.6 million shares of our common stock for an aggregate cost of $65.0 million. As of July 4, 2021, there was $70.0 million remaining under the Board-authorized stock buyback program which expire in November 2022.

On July 30, 2021, the Board of Directors declared a cash dividend of $0.44 per share on the company's common stock. The dividend is payable on September 3, 2021, to shareholders of record at the close of business on August 18, 2021.

Updates to 2021 Guidance Measures

The following guidance and underlying assumptions reflect the company’s current expectations for the current fiscal year ending October 3, 2021 (which, this year, includes 53 weeks):

  2021 CapEx of $40-45 million
    Previously stated at Investor Day on June 29, 2021 — and does not include the Other Investments stated below which commence with our 2022 guidance
  2021 G&A of $71-76 million
    Replaces previous % of system sales guidance, and excludes net COLI gains/losses
  2021 Commodity outlook up 4-5% compared to 2020
    Previous guidance was up 1-3%
  2021 Labor Cost outlook up 7-8% compared to 2020
    Previous guidance was up 5-6%

The Company will provide similar guidance measures for FY 2022 on its Q4 2021 earnings call.

CapEx & Other Investments Guidance for 2022

The following guidance range and underlying assumptions reflect the company’s current expectations for the fiscal year ending October 2, 2022:

  2022 CapEx & Other Investments: $65-75 million
  Note: Beginning in 2022, CapEx & Other Investments guidance factors in two main items:
    Capital expenditures (located within cash flows from investing activities)
    Franchise tenant improvement allowances and incentives (located within cash flows from operating activities)

Conference Call

The company will host a conference call for analysts and investors on Wednesday, August 4, 2021, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (833) 513-0565 and using ID 2691153.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Revenues:
Company restaurant sales	$91,892	$82,444	$292,132	$262,188
Franchise rental revenues	80,598	76,021	262,248	241,990
Franchise royalties and other	48,582	43,239	155,461	133,469
Franchise contributions for advertising and other services	48,386	40,571	155,375	128,458
	269,458	242,275	865,216	766,105
Operating costs and expenses, net:
Food and packaging	27,061	24,077	83,376	77,662
Payroll and employee benefits	27,356	25,085	88,727	81,236
Occupancy and other	14,103	12,334	45,287	40,862
Franchise occupancy expenses	48,824	48,612	162,897	161,470
Franchise support and other costs	2,722	2,692	9,336	10,339
Franchise advertising and other services expenses	49,168	42,176	158,967	133,134
Selling, general and administrative expenses	21,796	13,680	61,156	66,131
Depreciation and amortization	10,389	12,141	35,656	41,151
Impairment and other charges (gains), net	922	738	1,698	(7,837)
Gains on the sale of company-operated restaurants	(264)	(1,050)	(3,079)	(2,625)
	202,077	180,485	644,021	601,523
Earnings from operations	67,381	61,790	221,195	164,582
Other pension and post-retirement expenses, net	204	1,482	678	40,972
Interest expense, net	15,158	15,700	51,120	51,051
Earnings before income taxes	52,019	44,608	169,397	72,559
Income taxes	11,991	12,432	42,576	21,023
Earnings from continuing operations	40,028	32,176	126,821	51,536
Earnings from discontinued operations, net of income taxes	—	379	—	379
Net earnings	$40,028	$32,555	$126,821	$51,915

Net earnings per share - basic:
Earnings from continuing operations	$1.80	$1.41	$5.59	$2.22
Earnings from discontinued operations	—	0.02	—	0.02
Net earnings per share (1)	$1.80	$1.42	$5.59	$2.24
Net earnings per share - diluted:
Earnings from continuing operations	$1.79	$1.40	$5.57	$2.21
Earnings from discontinued operations	—	0.02	—	0.02
Net earnings per share (1)	$1.79	$1.42	$5.57	$2.23

Weighted-average shares outstanding:
Basic	22,263	22,847	22,683	23,192
Diluted	22,326	22,916	22,761	23,322

Dividends declared per common share	$0.44	$—	$1.24	$0.80
____________________________
(1)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	July 4, 2021	September 27, 2020
ASSETS
Current assets:
Cash	$84,220	$199,662
Restricted cash	18,221	37,258
Accounts and other receivables, net	68,278	78,417
Inventories	2,120	1,808
Prepaid expenses	8,990	10,114
Current assets held for sale	3,255	4,598
Other current assets	4,123	3,724
Total current assets	189,207	335,581
Property and equipment:
Property and equipment, at cost	1,140,824	1,132,430
Less accumulated depreciation and amortization	(809,375)	(796,448)
Property and equipment, net	331,449	335,982
Other assets:
Operating lease right-of-use assets	924,210	904,548
Intangible assets, net	256	277
Goodwill	47,161	47,161
Deferred tax assets	72,419	72,322
Other assets, net	222,771	210,623
Total other assets	1,266,817	1,234,931
	$1,787,473	$1,906,494
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$858	$818
Current operating lease liabilities	153,217	179,000
Accounts payable	34,557	31,105
Accrued liabilities	137,018	129,431
Total current liabilities	325,650	340,354
Long-term liabilities:
Long-term debt, net of current maturities	1,272,405	1,376,913
Long-term operating lease liabilities, net of current portion	797,803	776,094
Other long-term liabilities	203,217	206,494
Total long-term liabilities	2,273,425	2,359,501
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,536,059 and 82,369,714 issued, respectively	825	824
Capital in excess of par value	499,668	489,515
Retained earnings	1,734,976	1,636,211
Accumulated other comprehensive loss	(107,798)	(110,605)
Treasury stock, at cost, 60,846,347 and 59,646,773 shares, respectively	(2,939,273)	(2,809,306)
Total stockholders’ deficit	(811,602)	(793,361)
	$1,787,473	$1,906,494

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	40 Weeks Ended
	July 4, 2021	July 5, 2020
Cash flows from operating activities:
Net earnings	$126,821	$51,915
Earnings from discontinued operations	—	379
Earnings from continuing operations	$126,821	$51,536
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	35,656	41,151
Amortization of franchise tenant improvement allowances and incentives	2,330	2,383
Deferred finance cost amortization	4,304	4,337
Excess tax benefit from share-based compensation arrangements	(1,164)	(71)
Deferred income taxes	(2,599)	12,567
Share-based compensation expense	3,338	7,612
Pension and post-retirement expense	678	40,972
Gains on cash surrender value of company-owned life insurance	(12,561)	(1,861)
Gains on the sale of company-operated restaurants	(3,079)	(2,625)
Gains on the disposition of property and equipment, net	(1,754)	(10,386)
Non-cash operating lease costs	(16,511)	(5,689)
Impairment charges and other	1,951	195
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	14,485	(38,783)
Inventories	(250)	14
Prepaid expenses and other current assets	1,194	(5,034)
Accounts payable	(9,821)	(2,756)
Accrued liabilities	20,611	15,755
Pension and post-retirement contributions	(4,961)	(4,921)
Franchise tenant improvement allowance and incentive disbursements	(8,009)	(9,384)
Other	(778)	(4,844)
Cash flows provided by operating activities	149,881	90,168
Cash flows from investing activities:
Capital expenditures	(35,157)	(16,736)
Proceeds from the sale of property and equipment	5,272	22,790
Proceeds from the sale and leaseback of assets	—	19,828
Proceeds from the sale of company-operated restaurants	1,229	2,625
Other	2,616	1,036
Cash flows (used in) provided by investing activities	(26,040)	29,543
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	111,376
Repayments of borrowings on revolving credit facilities	(107,875)	(3,500)
Principal repayments on debt	(640)	(7,094)
Debt issuance costs	—	(216)
Dividends paid on common stock	(27,886)	(18,466)
Proceeds from issuance of common stock	6,646	3,559
Repurchases of common stock	(124,399)	(155,576)
Payroll tax payments for equity award issuances	(4,166)	(4,442)
Cash flows used in financing activities	(258,320)	(74,359)
Net (decrease) increase in cash and restricted cash	(134,479)	45,352
Cash and restricted cash at beginning of period	236,920	151,561
Cash and restricted cash at end of period	$102,441	$196,913

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Revenues:
Company restaurant sales	34.1%	34.0%	33.8%	34.2%
Franchise rental revenues	29.9%	31.4%	30.3%	31.6%
Franchise royalties and other	18.0%	17.8%	18.0%	17.4%
Franchise contributions for advertising and other services	18.0%	16.7%	18.0%	16.8%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	29.4%	29.2%	28.5%	29.6%
Payroll and employee benefits (1)	29.8%	30.4%	30.4%	31.0%
Occupancy and other (1)	15.3%	15.0%	15.5%	15.6%
Franchise occupancy expenses (2)	60.6%	63.9%	62.1%	66.7%
Franchise support and other costs (3)	5.6%	6.2%	6.0%	7.7%
Franchise advertising and other services expenses (4)	101.6%	104.0%	102.3%	103.6%
Selling, general and administrative expenses	8.1%	5.6%	7.1%	8.6%
Depreciation and amortization	3.9%	5.0%	4.1%	5.4%
Impairment and other charges (gains), net	0.3%	0.3%	0.2%	(1.0)%
Gains on the sale of company-operated restaurants	(0.1)%	(0.4)%	(0.4)%	(0.3)%
Earnings from operations	25.0%	25.5%	25.6%	21.5%
Income tax rate (5)	23.1%	27.9%	25.1%	29.0%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations before income taxes.
Jack in the Box system sales (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Company-operated restaurant sales	$91,892	$82,444	$292,132	$262,188
Franchised restaurant sales (1)	889,558	804,791	2,852,746	2,480,062
Systemwide sales (1)	$981,450	$887,235	$3,144,878	$2,742,250
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2021			2020
	Company	Franchise	Total	Company	Franchise	Total
Beginning of year	144	2,097	2,241	137	2,106	2,243
New	—	10	10	—	20	20
Acquired from franchisees	4	(4)	—	8	(8)	—
Closed	—	(32)	(32)	(1)	(18)	(19)
End of period	148	2,071	2,219	144	2,100	2,244
% of system	7%	93%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges (gains), net, depreciation and amortization, the amortization of franchise tenant improvement allowances and incentives, and pension settlement charges. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced. Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Net earnings - GAAP	$40,028	$32,555	$126,821	$51,915
Earnings from discontinued operations, net of taxes	—	(379)	—	(379)
Income tax expense	11,991	12,432	42,576	21,023
Interest expense, net	15,158	15,700	51,120	51,051
Pension settlement charges	—	103	—	39,030
Gains on the sale of company-operated restaurants	(264)	(1,050)	(3,079)	(2,625)
Impairment and other charges (gains), net	922	738	1,698	(7,837)
Depreciation and amortization	10,389	12,141	35,656	41,151
Amortization of franchise tenant improvement allowances and incentives	796	618	2,330	2,383
Adjusted EBITDA - Non-GAAP	$79,020	$72,858	$257,122	$195,712

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges (gains), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Earnings from operations - GAAP	$67,381	$61,790	$221,195	$164,582
Franchise rental revenues	(80,598)	(76,021)	(262,248)	(241,990)
Franchise royalties and other	(48,582)	(43,239)	(155,461)	(133,469)
Franchise contributions for advertising and other services	(48,386)	(40,571)	(155,375)	(128,458)
Franchise occupancy expenses	48,824	48,612	162,897	161,470
Franchise support and other costs	2,722	2,692	9,336	10,339
Franchise advertising and other services expenses	49,168	42,176	158,967	133,134
Selling, general and administrative expenses	21,796	13,680	61,156	66,131
Impairment and other charges (gains), net	922	738	1,698	(7,837)
Gains on the sale of company-operated restaurants	(264)	(1,050)	(3,079)	(2,625)
Depreciation and amortization	10,389	12,141	35,656	41,151
Restaurant-Level Margin- Non-GAAP	$23,372	$20,948	$74,742	$62,428

Company restaurant sales	$91,892	$82,444	$292,132	$262,188

Restaurant-Level Margin % - Non-GAAP	25.4%	25.4%	25.6%	23.8%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges (gains), net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
Earnings from operations - GAAP	$67,381	$61,790	$221,195	$164,582
Company restaurant sales	(91,892)	(82,444)	(292,132)	(262,188)
Food and packaging	27,061	24,077	83,376	77,662
Payroll and employee benefits	27,356	25,085	88,727	81,236
Occupancy and other	14,103	12,334	45,287	40,862
Selling, general and administrative expenses	21,796	13,680	61,156	66,131
Impairment and other charges (gains), net	922	738	1,698	(7,837)
Gains on the sale of company-operated restaurants	(264)	(1,050)	(3,079)	(2,625)
Depreciation and amortization	10,389	12,141	35,656	41,151
Franchise-Level Margin - Non-GAAP	$76,852	$66,351	$241,884	$198,974

Franchise rental revenues	$80,598	$76,021	$262,248	$241,990
Franchise royalties and other	48,582	43,239	155,461	133,469
Franchise contributions for advertising and other services	48,386	40,571	155,375	128,458
Total franchise revenues	$177,566	$159,831	$573,084	$503,917

Franchise-Level Margin % - Non-GAAP	43.3%	41.5%	42.2%	39.5%

Contacts

Chris Brandon
Vice President, Investor Relations
chris.brandon@jackinthebox.com
619.902.0269